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                                                                    EXHIBIT 12.1

                             COGENTRIX ENERGY, INC.
     Statement Regarding: Computation of Ratio of Earnings to Fixed Charges
                  (amounts in thousands, except ratio amounts)

                                                                      Years Ended,                        Six Months Ended
                                                  ---------------------------------------------------    -----------------
                                                    1995       1996       1997       1998       1999       1999     2000
                                                  ---------------------------------------------------    -----------------

Consolidated income (loss) before income
  taxes and extraordinary loss                     37,136    (31,446)    26,037     62,646     70,991     32,994    49,444
Interest expense                                   59,362     56,950     53,864     74,949     94,956     47,307    46,922
Capitalized interest                                   --         --         --         --      1,812         --     2,284
Amortization of capitalized debt issuance costs     5,309      4,603      3,226      3,500      4,756      2,328     2,596
                                                  ---------------------------------------------------    -----------------
Earnings                                          101,807     30,107     83,127    141,095    172,515     82,629   101,246
                                                  ---------------------------------------------------    -----------------


Interest expense                                   59,362     56,950     53,864     74,949     94,956     47,307    46,922
Capitalized interest                                   --         --         --         --      1,812         --     2,284
Amortization of capitalized debt issuance costs     5,309      4,603      3,226      3,500      4,756      2,328     2,596
                                                  ---------------------------------------------------    -----------------
Fixed Charges                                      64,671     61,553     57,090     78,449    101,524     49,635    51,802
                                                  ===================================================    =================

Ratio of Earnings to Fixed Charges                   1.57       0.49       1.46       1.80       1.70       1.66      1.95
                                                  ===================================================    =================